POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby make, constitute and appoint each of Robert P. Stiller and Frances G. Rathke, and each of them singly, as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of Green Mountain Coffee Roasters, Inc. (the "Company"), the Registration Statement of the Company on Form S−8 (the "Registration Statement") and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert P. Stiller . ROBERT P. STILLER	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	March 15, 2007

/s/ Frances G. Rathke . FRANCES G. RATHKE	Chief Financial Officer, Treasurer, Secretary (Principal Financial and Accounting Officer)	March 15, 2007

/s/ Barbara Carlini . BARBARA CARLINI	Director	March 15, 2007

/s/ William D. Davis . WILLIAM D. DAVIS	Director	March 15, 2007

/s/ Jule A. Del Vecchio . JULES A. DEL VECCHIO	Director	March 15, 2007

/s/ Hinda Miller . HINDA MILLER	Director	March 15, 2007

/s/ David E. Moran . DAVID E. MORAN	Director	March 15, 2007